EXHIBIT 1

Westpac Banking Corporation ABN 33 007 457 141 Group Secretariat Level 25, 60 Martin Place GPO Box 1 (IBN 7MP) SYDNEY NSW 2000
Telephone:	(61 2) 9216 0390
Facsimile:	(61 2) 9226 1888

11 January 2005

Company Announcements Platform

Australian Stock Exchange Limited

20 Bridge Street

SYDNEY   NSW   2000

Dear Sir/Madam

Issue of shares pursuant to exercise of employee share plan option

The following number of fully paid ordinary shares have been/will be allotted pursuant to the exercise of options under the Westpac’s Senior Officers’ Share Purchase Scheme, the General Management Share Option Plan, Westpac Performance Plan and/or Chief Executive Share Agreement:

Number	Exercise Price	Allotment Date	Ranking
175,000	$14.65	11 January 2005	Rank equally
107,713	$14.70	11 January 2005	Rank equally
282,713

Paid up and quoted capital:  1,794,893,390 fully paid ordinary shares.

Yours faithfully

Emma Lawler

Head of Group Secretariat (Acting)

Westpac Banking Corporation ABN 33 007 457 141 Group Secretariat Level 25, 60 Martin Place GPO Box 1 (IBN 7MP) SYDNEY NSW 2000
Telephone:	(61 2) 9216 0390
Facsimile:	(61 2) 9226 1888

11 January 2005

Company Announcements Platform

Australian Stock Exchange Limited

20 Bridge Street

SYDNEY   NSW   2000

Dear Sir/Madam

Issue of shares pursuant to exercise of employee share plan option

The following number of fully paid ordinary shares have been/will be allotted pursuant to the exercise of options under the Westpac’s Senior Officers’ Share Purchase Scheme, the General Management Share Option Plan, Westpac Performance Plan and/or Chief Executive Share Agreement:

Number	Exercise Price	Allotment Date	Ranking
35,000	$13.26	11 January 2005	Rank equally
10,000	$9.53	11 January 2005	Rank equally
37,422	$14.65	11 January 2005	Rank equally
82,422

Paid up and quoted capital:  1,794,975,812 fully paid ordinary shares.

Yours faithfully

Emma Lawler

Head of Group Secretariat (Acting)

Westpac Banking Corporation ABN 33 007 457 141 Group Secretariat Level 25, 60 Martin Place GPO Box 1 (IBN 7MP) SYDNEY NSW 2000
Telephone:	(61 2) 9216 0390
Facsimile:	(61 2) 9226 1888

18 January 2005

Company Announcements Platform

Australian Stock Exchange Limited

20 Bridge Street

SYDNEY   NSW   2000

Dear Sir/Madam

Issue of shares pursuant to exercise of employee share plan option

The following number of fully paid ordinary shares have been/will be allotted pursuant to the exercise of options under the Westpac’s Senior Officers’ Share Purchase Scheme, the General Management Share Option Plan, Westpac Performance Plan and/or Chief Executive Share Agreement:

Number	Exercise Price	Allotment Date	Ranking
603,000	$14.65	18 January 2005	Rank equally
29,000	$9.53	18 January 2005	Rank equally
632,000

Paid up and quoted capital:  1,795,647,812 fully paid ordinary shares.

Yours faithfully

Emma Lawler

Head of Group Secretariat (Acting)

Westpac Banking Corporation ABN 33 007 457 141 Group Secretariat Level 25, 60 Martin Place GPO Box 1 (IBN 7MP) SYDNEY NSW 2000
Telephone:	(61 2) 9216 0390
Facsimile:	(61 2) 9226 1888

20 January 2005

Company Announcements Platform

Australian Stock Exchange Limited

20 Bridge Street

SYDNEY   NSW   2000

Dear Sir/Madam

Issue of shares pursuant to exercise of employee share plan option

The following number of fully paid ordinary shares have been/will be allotted pursuant to the exercise of options under the Westpac’s Senior Officers’ Share Purchase Scheme, the General Management Share Option Plan, Westpac Performance Plan and/or Chief Executive Share Agreement:

Number	Exercise Price	Allotment Date	Ranking
16,000	$9.53	20 January 2005	Rank equally
23,000	$13.26	20 January 2005	Rank equally
65,000	$14.65	20 January 2005	Rank equally
104,000

Paid up and quoted capital:  1,795,751,812 fully paid ordinary shares.

Yours faithfully

Emma Lawler

Head of Group Secretariat (Acting)

Westpac Banking Corporation ABN 33 007 457 141 Group Secretariat Level 25, 60 Martin Place GPO Box 1 (IBN 7MP) SYDNEY NSW 2000
Telephone:	(61 2) 9216 0390
Facsimile:	(61 2) 9226 1888

25 January 2005

Company Announcements Platform

Australian Stock Exchange Limited

20 Bridge Street

SYDNEY   NSW   2000

Dear Sir/Madam

Issue of shares pursuant to exercise of employee share plan option

The following number of fully paid ordinary shares have been/will be allotted pursuant to the exercise of options under the Westpac’s Senior Officers’ Share Purchase Scheme, the General Management Share Option Plan, Westpac Performance Plan and/or Chief Executive Share Agreement:

Number	Exercise Price	Allotment Date	Ranking
20,000	$14.65	25 January 2005	Rank equally
20,000	$13.26	25 January 2005	Rank equally
40,000

Paid up and quoted capital:  1,795,791,812 fully paid ordinary shares.

Yours faithfully

Emma Lawler

Head of Group Secretariat (Acting)